AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                               CHISTE CORPORATION,

                             ICON ACQUISITION, INC.,

                        ICON TEXTILE LASER SYSTEMS, INC.,

                             CERTAIN STOCKHOLDERS OF
                        ICON TEXTILE LASER SYSTEMS, INC.

                                       AND

                        KEATING REVERSE MERGER FUND, LLC

                         DATED AS OF SEPTEMBER 21, 2004

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                                TABLE OF CONTENTS
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ARTICLE I THE MERGER..............................................................................................2

1.1      The Merger...............................................................................................2
1.2      Effective Time; Closing..................................................................................2
1.3      Effect of the Merger.....................................................................................2
1.4      Certificate of Incorporation; Bylaws.....................................................................2
1.5      Directors and Officers...................................................................................2
1.6      Effect on Capital Stock..................................................................................3
1.7      Surrender of Certificates................................................................................4
1.8      No Further Ownership Rights in Company Common Stock......................................................5
1.9      Lost, Stolen or Destroyed Certificates...................................................................6
1.10     Tax Consequences.........................................................................................6
1.11     Taking of Necessary Action; Further Action...............................................................6
1.12     Investment Representation................................................................................6

ARTICLE II REPRESENTATIONS AND WARRANTIES OF COMPANY..............................................................8

2.1      Organization and Qualification...........................................................................8
2.2      Subsidiaries.  The Company has no subsidiaries...........................................................8
2.3      Capitalization...........................................................................................9
2.4      Authority Relative to this Agreement....................................................................10
2.5      No Conflict; Required Filings and Consents..............................................................10
2.6      Compliance..............................................................................................11
2.7      Financial Statements....................................................................................11
2.8      No Undisclosed Liabilities..............................................................................11
2.9      Absence of Certain Changes or Events....................................................................12
2.10     Litigation..............................................................................................12
2.11     Employee Benefit Plans..................................................................................12
2.12     Labor Matters...........................................................................................13
2.13     Restrictions on Business Activities.....................................................................13
2.14     Title to Property.......................................................................................13
2.15     Taxes...................................................................................................14
2.16     Environmental Matters...................................................................................15
2.17     Brokers; Third Party Expenses...........................................................................16
2.18     Intellectual Property...................................................................................16
2.19     Agreements, Contracts and Commitments...................................................................17
2.20     Insurance...............................................................................................19
2.21     Governmental Actions/Filings............................................................................19
2.22     Interested Party Transactions...........................................................................19

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT.............................................................20

3.1      Organization and Qualification..........................................................................20
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3.2      Subsidiaries............................................................................................20
3.3      Capitalization..........................................................................................21
3.4      Authority Relative to this Agreement....................................................................22
3.5      No Conflict; Required Filings and Consents..............................................................22
3.6      Compliance..............................................................................................22
3.7      SEC Filings; Financial Statements.......................................................................23
3.8      No Undisclosed Liabilities..............................................................................23
3.9      Absence of Certain Changes or Events....................................................................24
3.10     Litigation..............................................................................................24
3.11     Employee Benefit Plans..................................................................................24
3.12     Labor Matters...........................................................................................25
3.13     Restrictions on Business Activities.....................................................................25
3.14     Title to Property.......................................................................................25
3.15     Taxes...................................................................................................25
3.16     Environmental Matters...................................................................................26
3.17     Brokers.  ..............................................................................................26
3.18     Intellectual Property...................................................................................26
3.19     Agreements, Contracts and Commitments...................................................................26
3.20     Insurance...............................................................................................27
3.21     Governmental Actions/Filings............................................................................27
3.22     Interested Party Transactions...........................................................................27
3.23     Indebtedness; Parent Assets.............................................................................28
3.24     Over-the-Counter Bulletin Board Quotation...............................................................28
3.25     Board Approval..........................................................................................28

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME...................................................................28

4.1      Conduct of Business by Company and Parent...............................................................28

ARTICLE V ADDITIONAL AGREEMENTS..................................................................................31

5.1      Company U.S. GAAP Financial Statements..................................................................31
5.2      Company Proforma Financial Statements...................................................................32
5.3      Board of Directors of Parent............................................................................32
5.4      Undertaking by Company Accountant.......................................................................33
5.5      Consent by Former Accountants; Change of Accountants....................................................33
5.6      Other Actions...........................................................................................33
5.7      Required Information....................................................................................34
5.8      Confidentiality; Access to Information..................................................................34
5.9      No Solicitation.........................................................................................35
5.10     Public Disclosure.......................................................................................36
5.11     Reasonable Efforts; Notification........................................................................37
5.12     Treatment as a Reorganization...........................................................................38
5.13     Absence of Material Liabilities.........................................................................38
5.14     Cash Payments at Closing................................................................................38
5.15     Business Records........................................................................................38
5.16     Registration Statements.................................................................................38
5.17     Stockholder Voting on Merger Agreement.   ..............................................................39
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ARTICLE VI CONDITIONS TO THE TRANSACTION.........................................................................39

6.1      Conditions to Obligations of Each Party to Effect the Transaction.......................................39
6.2      Additional Conditions to Obligations of Company.........................................................40
6.3      Additional Conditions to the Obligations of Parent......................................................42

ARTICLE VII SURVIVAL; INDEMNIFICATION............................................................................43

7.1      Survival................................................................................................43
7.2      Stockholder Indemnification Obligation..................................................................43
7.3      KRM Fund Indemnification Obligation.....................................................................44
7.4      Procedure for Indemnification Claims....................................................................45
7.5      Recovery of Damages.....................................................................................46

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER...................................................................46

8.1      Termination.............................................................................................46
8.2      Notice of Termination; Effect of Termination............................................................47
8.3      Fees and Expenses.......................................................................................47
8.4      Amendment...............................................................................................48
8.5      Extension; Waiver.......................................................................................48

ARTICLE IX POST-CLOSING COVENANTS................................................................................48

9.1      Post-Closing Covenants..................................................................................48
9.2      Other Provisions........................................................................................49

ARTICLE X GENERAL PROVISIONS.....................................................................................49

10.1     Notices.................................................................................................49
10.2     Interpretation..........................................................................................50
10.3     Counterparts............................................................................................51
10.4     Entire Agreement; Third Party Beneficiaries.............................................................52
10.5     Severability............................................................................................52
10.6     Other Remedies; Specific Performance....................................................................52
10.7     Governing Law...........................................................................................52
10.8     Rules of Construction...................................................................................52
10.9     Assignment..............................................................................................52
10.10    Arbitration.   53
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                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER is made and entered into as of September 21, 2004, by and among Chiste Corporation, a Nevada corporation ("Parent"), ICON Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), ICON Textile Laser Systems, Inc., a Delaware corporation ("Company"), and each of the persons listed under the caption "Stockholders" on the signature page hereof, such persons being stockholders of Company, and Keating Reverse Merger Fund LLC, a Delaware limited liability company ("KRM Fund"). The Stockholders shall be referred to herein collectively as the "Stockholders" and individually as the "Stockholder".

                                    RECITALS

         A. Upon the terms and subject to the conditions of this Agreement (as defined in Section 1.2) and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Parent and Company intend to enter into a business combination transaction by means of a merger between Merger Sub and the Company in which the Company will merge with Merger Sub and be the surviving entity, through an exchange of all the issued and outstanding shares of capital stock of the Company for shares of common stock of the Parent.

         B. The Board of Directors of Company, Parent and Merger Sub have determined that the Merger (as defined in Section 1.1) is fair to, and in the best interests of, their respective companies and their respective stockholders.

         C. Concurrently with the execution of this Agreement, and as a condition to and an inducement to Parent's willingness to enter into this Agreement, certain directors and officers of Company are entering into Voting Agreements in substantially the form attached hereto as Exhibit A (the "Voting Agreements").

         D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

         E. KRM Fund owns the majority of the outstanding shares of common stock of Parent.

         NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
ARTICLE I

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                                   ARTICLE I

                                   THE MERGER

      1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the DGCL, Merger Sub shall be merged with and into Company (the "Merger"), the separate corporate existence of Merger Sub shall cease and Company shall continue as the surviving corporation. Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation." The Merger is hereinafter sometimes referred to as the "Transaction."

      1.2 Effective Time; Closing. Subject to the conditions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL a Certificate of Merger (the "Certificate of Merger") (the time of such filing with the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Company and Parent and specified in the Certificate of Merger, being the "Effective Time") as soon as practicable on or after the Closing Date (as herein defined). The term "Agreement" as used herein refers to this Agreement and Plan of Merger, as the same may be amended from time to time, and all schedules hereto (including Company Schedule and Parent Schedule). Unless this Agreement shall have been terminated pursuant to Section 8.1, the closing of the Merger (the "Closing") shall take place at the offices of Graubard Miller, 600 Third Avenue, New York, New York 10016 at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the "Closing Date").

      1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

      1.4 Certificate of Incorporation; Bylaws.

            (a) At the Effective Time, the Certificate of Incorporation of Company shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation of the Surviving Corporation.

            (b) The Bylaws of the Company shall be the Bylaws of the Surviving Corporation.

      1.5 Directors and Officers. The initial directors of the Surviving Corporation shall be the directors of Company immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation shall be the officers of Company immediately prior to the Effective Time.

      1.6 Effect on Capital Stock. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and this Agreement and without any action on the part of Merger Sub, Company or the holders of any of the following securities, the following shall occur:

            (a) Conversion of Company Common Stock. Each share of Common Stock, par value $0.001 per share, of Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time, other than any shares of Company Common Stock to be canceled pursuant to Section 1.6(b), will be automatically converted (subject to Sections 1.6(e) and (f)) into the right to receive on the Closing Date one (1) share of Common Stock, par value $0.001 per share, of Parent (the "Parent Common Stock") (the "Exchange Ratio") upon surrender of the certificate representing such share of Company Common Stock in the manner provided in Section 1.7 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 1.9). If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with Company, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested or subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

            (b) Cancellation of Parent-Owned Stock. Each share of Company Common Stock held by Company or owned by Merger Sub, Parent or any direct or indirect wholly-owned subsidiary of Company or of Parent immediately prior to the Effective Time shall be canceled and extinguished without any conversion or payment in respect thereof.

            (c) Capital Stock of Merger Sub. Each share of Common Stock, par value $0.001 per share, of Merger Sub (the "Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of Common Stock, par value $0.001 per share, of the Surviving Corporation. Each certificate evidencing ownership of shares of Merger Sub Common Stock shall evidence ownership of such shares of capital stock of the Surviving Corporation.

            (d) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Common Stock or Company Common Stock occurring on or after the date hereof and prior to the Effective Time; provided, however, that the Exchange Ratio shall not be adjusted for the Reverse Split (as defined in Section 5.17) involving the Parent Common Stock which shall be effected prior to the Effective Time.

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            (e) Fractional Shares. No fraction of a share of Parent Common Stock will be issued by virtue of the Merger, and each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such holder) shall, upon surrender of such holder's Certificates(s) (as defined in Section 1.7(c)) receive from Parent one
(1) share of Parent Common Stock.

      1.7 Surrender of Certificates.

            (a) Exchange Agent. Computershare Trust Company shall be designated by the parties hereto to act as the exchange agent (the "Exchange Agent") in the Merger.

            (b) Parent to Provide Common Stock. Promptly after the Effective Time, and in no event more than three (3) business days thereafter, Parent shall make available to the Exchange Agent, for exchange in accordance with this
Article I, the shares of Parent Common Stock issuable pursuant to Section 1.6 in exchange for outstanding shares of Company Common Stock and any dividends or distributions to which holders of shares of Company Common Stock may be entitled pursuant to Section 1.7(d).

            (c) Exchange Procedures. Promptly after the Effective Time, and in no event more than three (3) business days thereafter, Parent shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the "Certificates"), which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.6: (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall contain such other customary provisions as Parent may reasonably specify), (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock and any dividends or other distributions pursuant to Section 1.7(d), and
(iii) an investment representation letter containing such warranties, representations and agreements by holder as set forth in Section 1.12. Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal and investment representation letter, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificates representing the number of shares of Parent Common Stock into which their shares of Company Common Stock were converted into the right to receive at the Effective Time and any dividends or distributions payable pursuant to Section 1.7(d), and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, to evidence only the right to receive the applicable number of shares of Parent Common Stock issuable pursuant to Section 1.6(a).

            (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the date of this Agreement with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates with respect to the shares of Parent Common Stock to be issued upon surrender thereof until the holders of record of such Certificates shall surrender such Certificates. Subject to applicable law, following surrender of any such Certificates with a properly completed letter of transmittal and investment representation letter, the Exchange Agent shall promptly deliver to the record holders thereof, without interest, certificates representing shares of Parent Common Stock issued in exchange therefor and the amount of any such dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of Parent Common Stock.

            (e) Transfers of Ownership. If certificates representing shares of Parent Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates representing shares of Parent Common Stock in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

            (f) Required Withholding. Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as are required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law or under any other applicable legal requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

            (g) Termination of Exchange Agent Funding. Parent Common Stock held by the Exchange Agent which have not been delivered to holders of Certificates within six months after the Effective Time shall promptly be paid or delivered, as appropriate, to Parent, and thereafter holders of Certificates who have not theretofore complied with the exchange procedures outlined in and contemplated by this Section 1.7 shall thereafter look only to Parent (subject to abandoned property, escheat and similar laws) only as general creditors thereof for their claim for shares of Parent Common Stock and any dividends or distributions pursuant to Section 1.7(d) with respect to Parent Common Stock to which they are entitled.

            (h) No Liability. Notwithstanding anything to the contrary in this
Section 1.7, neither the Exchange Agent, Parent, the Surviving Corporation, the Company nor any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

      1.8 No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

      1.9 Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, certificates representing the shares of Parent Common Stock which the shares of Company Common Stock formerly represented by such Certificates were converted into the right to receive pursuant to Section 1.6 and any dividends or distributions payable pursuant to Section 1.7(d); provided, however, that Parent may, in its discretion and as a condition precedent to the issuance of such certificates representing shares of Parent Common Stock and other distributions, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

      1.10 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

      1.11 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company and Merger Sub, the officers and directors of Company and Merger Sub will take all such lawful and necessary action.

      1.12 Investment Representation. All shares of Parent Common Stock issued in accordance with the terms hereof shall, when issued, be restricted shares and may not be sold, transferred or otherwise disposed of by the holders thereof without registration under the Securities Act of 1933, as amended ("Securities Act") or an available exemption from registration under the Securities Act. The certificates representing the shares of Parent Common Stock issued in accordance with the terms hereof will contain the appropriate restrictive legends, and the Parent shall issue appropriate stop-transfer instructions to the Exchange Agent with respect to such shares of Parent Common Stock. Each holder of record (as of the Effective Time) of Certificates, which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive shares of Parent Common Stock pursuant to
Section 1.6, shall provide an investment representation letter containing, among other things, the following:

            (a) Each holder has and shall transfer, good and marketable title to the shares of Company Common Stock owned by such holder, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever ("Liens").

            (b) Each holder is acquiring the shares of Parent Common Stock for investment for holder's own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and such holders have no present intention of selling, granting any participation in, or otherwise distributing the same. Each holder further represents that he does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the shares of Parent Common Stock.

            (c) Each holder understands that shares of Parent Common Stock are not registered under the Securities Act, that the issuance of shares of Parent Common Stock is intended to be exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that Parent's reliance on such exemption is predicated on the holder's representations set forth herein. Each holder represents and warrants that: (i) he is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Act, (ii) he can bear the economic risk of his respective investments, and (iii) he possesses such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in shares of Parent Common Stock.

            (d) Holders acknowledge that neither the SEC, nor the securities regulatory body of any state has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement.

            (e) Holders acknowledge that they have carefully reviewed such information as each of them deemed necessary to evaluate an investment in shares of Parent Common Stock. To the full satisfaction of each holder, he has been furnished all materials that he has requested relating to Parent and the issuance of shares of Parent Common Stock hereunder, and each holder has been afforded the opportunity to ask questions of Parent's representatives to obtain any information necessary to verify the accuracy of any representations or information made or given to the holders. Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of Parent set forth in this Agreement, on which each of the holders has relied in making an exchange of his shares of Parent Common Stock.

            (f) Each holder understands that shares of Parent Common Stock may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering shares of Parent Common Stock or any available exemption from registration under the Securities Act, the shares of Parent Common Stock may have to be held indefinitely. Each holder further acknowledges that shares of Parent Common Stock may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are satisfied (including, without limitation, Parent's compliance with the reporting requirements under the Exchange Act).

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF COMPANY

      The Company hereby represents and warrants to, and covenants with, Parent and Merger Sub, as follows:

      2.1 Organization and Qualification.

            (a) Company is a corporation duly incorporated or organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by Company to be conducted. Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Approvals") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by Company to be conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in Section
10.2 (b)) on Company. Complete and correct copies of the articles of incorporation or organization and by-laws (or other comparable governing instruments with different names) (collectively referred to herein as "Charter Documents") of Company, as amended and currently in effect, have been heretofore delivered to Parent. Company is not in violation of any of the provisions of the Company's Charter Documents.

            (b) Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company.

            (c) The minute books of Company contain true, complete and accurate records of all meetings and consents in lieu of meetings of its Board of Directors (and any committees thereof), similar governing bodies and stockholders ("Corporate Records"), since the time of Company's organization. Copies of such Corporate Records of Company have been heretofore delivered to Parent.

            (d) The stock transfer and ownership records of Company contain true, complete and accurate records of the stock ownership as of the date of such records and the transfers involving the capital stock of Company since the time of Company's organization. Copies of such Stock Records of Company have been heretofore delivered to Parent.

      2.2 Subsidiaries. The Company has no subsidiaries.

      2.3 Capitalization.

            (a) The authorized capital stock of Company consists of 10,000,000 shares of common stock, par value $0.001 per share ("Company Common Stock"), and 1,000,000 shares of preferred stock, par value $0.001 per share ("Company Preferred Stock"). At the close of business on the business day prior to the date hereof, (i) 2,071,000 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable; (ii) no shares of Company Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock granted to certain employees of Company or other parties ("Company Stock Options"), (iii) no shares of Company Common Stock were reserved for issuance upon the exercise of outstanding warrants to purchase Company Common Stock ("Company Warrants"), (iv) no shares of Company Common Stock were reserved for issuance upon the conversion of any outstanding convertible notes, debentures or securities ("Convertible Securities"), and (v) no shares of Company Preferred Stock were issued and outstanding. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as described in Schedule 2.3 hereto, there are no commitments or agreements of any character to which Company is bound obligating Company to accelerate the vesting of any Company Stock Option as a result of the Transactions. All outstanding shares of Company Common Stock and all outstanding Company Stock Options, Company Warrants and Convertible Securities have been issued and granted in compliance with (i) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (ii) all requirements set forth in any applicable Contracts. Company has heretofore delivered to Parent true, complete an accurate copies of the Company Stock Options, Company Warrants and Convertible Securities including any and all documents and agreements relating thereto.

            (b) Except as set forth in Schedule 2.3 hereto, there are no equity securities, partnership interests or similar ownership interests of any class of any equity security of Company, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in Schedule 2.3 hereof or as set forth in Section 2.3(a) hereof there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Company is a party or by which it is bound obligating Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Company or obligating Company to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

            (c) Except as contemplated by this Agreement and except as set forth in Schedule 2.3 hereto, there are no registration rights, and there is no voting trust, proxy, rights plan, antitakeover plan or other agreement or understanding to which Company is a party or by which Company is bound with respect to any equity security of any class of Company.

      2.4 Authority Relative to this Agreement. Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, to consummate the transactions contemplated hereby (including the Transaction). The execution and delivery of this Agreement and the consummation by Company of the transactions contemplated hereby (including the Transaction) have been duly and validly authorized by all necessary corporate action on the part of Company (including the approval by its Board of Directors), and no other corporate proceedings on the part of Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, than the approval of this Agreement and the Transaction by a majority of the Company's stockholders. This Agreement has been duly and validly executed and delivered by Company and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of Company, enforceable against Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and public policy.

      2.5 No Conflict; Required Filings and Consents.

            (a) The execution and delivery of this Agreement by the Company and the execution and delivery of the Voting Agreement by the Stockholders do not, and the performance of this Agreement by the Company and the performance of the Voting Agreements by the Stockholders shall not, (i) conflict with or violate the Company's Charter Documents, (ii) subject to obtaining the adoption of this Agreement and the Transaction by the stockholders of Company, conflict with or violate any Legal Requirements, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Company pursuant to, any Contracts, except, with respect to clauses (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect on Company.

            (b) The execution and delivery of this Agreement by Company and the Stockholders do not, and the performance of their obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a "Governmental Entity"), except
(i) for applicable requirements, if any, of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities laws ("Blue Sky Laws"), and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which Company is qualified to do business, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company or, after the Closing, the Parent, or prevent consummation of the Transaction or otherwise prevent the parties hereto from performing their obligations under this Agreement.

      2.6 Compliance. To the knowledge of the Company, it has complied with and is not in violation of any Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on Company. To Company's knowledge, the businesses and activities of Company have not been and are not being conducted in violation of any Legal Requirements. Company is not in default or violation of any term, condition or provision of any applicable Charter Documents or Contracts. Except as set forth on Schedule 2.6, to the Company's knowledge no written notice of non-compliance with any Legal Requirements has been received by Company (and the Company has no knowledge of any such notice delivered to any other Person). The Company is not in violation of any term of any contract or covenant relating to employment, patents, proprietary information disclosure, non-competition or non-solicitation.

      2.7 Financial Statements.

            (a) Company has provided to Parent a correct and complete copy of the audited financial statements (including, in each case, any related notes thereto) of Company for the fiscal year ended December 31, 2003, prepared in accordance with the published rules and regulations of any applicable Governmental Entity and with generally accepted accounting principles of the United States ("U.S. GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents in all material respects the financial position of Company at the respective dates thereof and the results of its operations and cash flows for the periods indicated, and each does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (b) Company has provided to Parent a correct and complete copy of the unaudited financial statements (including, in each case, any related notes thereto) of Company for the six month period ended June 30, 2004, complied as to form in all material respects with, prepared in accordance with the published rules and regulations of any applicable Governmental Entity and with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents in all material respects the financial position of Company at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a Material Adverse Effect on Company.

            (c) The books of account and other financial records of Company have been maintained in accordance with good business practice.

      2.8 No Undisclosed Liabilities. Except as set forth in Schedule 2.8 hereto, Company has no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the financial statements prepared in accordance with U.S. GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Company, except: (i) liabilities provided for in or otherwise disclosed in the interim balance sheets of Company as of June 30, 2004 prepared in accordance with U.S. GAAP, which have been delivered to Parent, and (ii) such liabilities arising in the ordinary course of Company's business since June 30, 2004, none of which would have a Material Adverse Effect on the Company.

      2.9 Absence of Certain Changes or Events. Except as set forth in Schedule
2.9 hereto or in the interim balance sheets of Company as of June 30, 2004, since December 31, 2003, there has not been: (i) any Material Adverse Effect on Company, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Company's stock, or any purchase, redemption or other acquisition by the Company of any of Company's capital stock or any other securities of Company or any options, warrants, calls or rights to acquire any such shares or other securities, (iii) any split, combination or reclassification of any of Company's capital stock, (iv) except for an agreement to pay Joel Gayner and George Latos on Closing each $50,000 for a portion of their accrued and unpaid salary, any granting by Company of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by Company of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by Company of any increase in severance or termination pay or any entry by Company into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Company of the nature contemplated hereby, (v) entry by Company into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property (as defined in Section 3.20 hereof) other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by Company with respect to any Governmental Entity, (vi) any material change by Company in its accounting methods, principles or practices, (vii) any change in the auditors of Company, (vii) any issuance of capital stock of Company, or (viii) any revaluation by Company of any of their respective assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of Company other than in the ordinary course of business.

      2.10 Litigation. Except as disclosed in Schedule 2.10 hereto, there are no claims, suits, actions or proceedings pending, or to the knowledge of Company threatened against Company, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on Company or have a Material Adverse Effect on the ability of the parties hereto to consummate the Transaction.

      2.11 Employee Benefit Plans.

            (a) All employee compensation, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document) covering any active or former employee, director or consultant of Company, or any trade or business (whether or not incorporated) which is under common control with Company, with respect to which Company has liability (collectively, the "Plans") has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Plans, and all liabilities with respect to the Plans have been properly reflected in the financial statements of Company. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought, or to the knowledge of Company is threatened, against or with respect to any such Plan. There are no audits, inquiries or proceedings pending or, to the knowledge of Company, threatened by any governmental agency with respect to any Plans. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Plans have been timely made or accrued. Company does not have any plan or commitment to establish any new Plan, to modify any Plan (except to the extent required by law or to conform any such Plan to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any new Plan. Each Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without liability to Parent Company (other than ordinary administration expenses and expenses for benefits accrued but not yet paid).

            (b) Except as disclosed on Schedule 2.11 hereto or set forth herein in Section 2.9, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any Stockholder, director or employee of Company under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

      2.12 Labor Matters. Except as disclosed in Schedule 2.12 hereto, Company is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Company nor does the Company know of any activities or proceedings of any labor union to organize any such employees.

      2.13 Restrictions on Business Activities. Except as disclosed on Schedule
2.13 hereto, to the Company's knowledge there is no agreement, commitment, judgment, injunction, order or decree binding upon Company or to which Company is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Company, any acquisition of property by Company or the conduct of business by Company as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have a Material Adverse Effect on Company.

      2.14 Title to Property.

            (a) All real property owned by Company (including improvements and fixtures thereon, easements and rights of way) (the "Real Property") is shown or reflected on the interim balance sheets of Company prepared in accordance with U.S. GAAP. Company has good, valid and marketable fee simple title to the Real Property, and except as set forth in the financial statements of Company prepared in accordance with U.S. GAAP or on Schedule 2.14 hereto, all of the Real Property is held free and clear of (i) all leases, licenses and other rights to occupy or use the Real Property and (ii) all Liens, rights of way, easements, restrictions, exceptions, variances, reservations, covenants or other title defects or limitations of any kind, other than liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or materially interfere with the present use of the property affected thereby. Schedule 2.14 hereto is a list of all options or other contracts under which Company has a right to acquire any interest in real property.

            (b) All leases of real property held by Company and all personal property and other property and assets of Company (other than Real Property) owned, used or held for use in connection with the business of Company (the "Personal Property") are shown or reflected on the interim balance sheets of Company prepared in accordance with U.S. GAAP. Company owns and has good and marketable title to the Personal Property, and all such assets and properties are in each case held free and clear of all Liens, except for Liens disclosed in the financial statements of Company prepared in accordance with U.S. GAAP or in
Schedule 2.14 hereto, none of which Liens has or will have, individually or in the aggregate, a Material Adverse Effect on such property or on the present or contemplated use of such property in the businesses of Company.

            (c) All leases pursuant to which Company leases from others material real or personal property are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default of Company or, to Company's knowledge, any other party (or any event which with notice or lapse of time, or both, would constitute a material default), except where the lack of such validity and effectiveness or the existence of such default or event of default could not reasonably be expected to have a Material Adverse Effect on Company.

      2.15 Taxes. -----

            (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or "Taxes" refers to any and all federal, state, local and foreign taxes, including, without limitation, gross receipts, income, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, assessments, governmental charges and duties together with all interest, penalties and additions imposed with respect to any such amounts and any obligations under any agreements or arrangements with any other person with respect to any such amounts and including any liability of a predecessor entity for any such amounts.

            (b) Tax Returns and Audits. (c) Except as set forth in Schedule 2.15 hereto:

            (i) Company has timely filed all federal, state, local and foreign returns, estimates, information statements and reports relating to Taxes ("Returns") required to be filed by Company with any Tax authority prior to the date hereof, except such Returns which are not material to Company. All such Returns are true, correct and complete in all material respects. Company has paid all Taxes shown to be due on such Returns.

            (ii) All Taxes that Company is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

            (iii) Company has not been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against Company, nor has Company executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

            (iv) No audit or other examination of any Return of Company by any Tax authority is presently in progress, nor has Company been notified of any request for such an audit or other examination.

            (v) No adjustment relating to any Returns filed by Company has been proposed in writing, formally or informally, by any Tax authority to the Company or any representative thereof.

            (vi) Company have no liability for any material unpaid Taxes which have not been accrued for or reserved on Company's balance sheets included in the audited financial statements for the most recent fiscal year ended, whether asserted or unasserted, contingent or otherwise, which is material to Company, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of Company in the ordinary course of business, none of which is material to the business, results of operations or financial condition of Company.

            (vii) Company has not taken any action and does not know of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Transaction from qualifying as a reorganization within the meaning of
Section 368(a) of the Code.

      2.16 Environmental Matters. (a) Except as disclosed in Schedule 2.16 hereto and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect to Company's knowledge:
(i) Company has complied with all applicable Environmental Laws; (ii) the properties currently owned or operated by Company (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) the properties formerly owned or operated by Company were not contaminated with Hazardous Substances during the period of ownership or operation by Company; (iv) Company is not subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) Company has not been associated with any release or threat of release of any Hazardous Substance; (vi) Company has not received any notice, demand, letter, claim or request for information alleging that Company may be in violation of or liable under any Environmental Law; and (vii) Company is not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

            (b) As used in this Agreement, the term "Environmental Law" means any federal, state, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (A) the protection, investigation or restoration of the environment, health and safety, or natural resources; (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

            (c) As used in this Agreement, the term "Hazardous Substance" means any substance that is: (i) listed, classified or regulated pursuant to any Environmental Law; (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (iii) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

      2.17 Brokers; Third Party Expenses. Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage, finders' fees, agent's commissions or any similar charges in connection with this Agreement or any transactions contemplated hereby. Except as disclosed on Schedule 2.17, no shares of common stock, options, warrants or other securities of either Company or Parent are payable to any third party by Company as a result of this Transaction.

      2.18 Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

         "Intellectual Property" shall mean any or all of the following and all worldwide common law and statutory rights in, arising out of, or associated therewith: (i) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof ("Patents"); (ii) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing;
         (iii) copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) domain names, uniform resource locators ("URLs") and other names and locators associated with the Internet ("Domain Names"); (v) industrial designs and any registrations and applications therefor; (vi) trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor (collectively, "Trademarks"); (vii) all databases and data collections and all rights therein; (viii) all moral and economic rights of authors and inventors, however denominated, and (ix) any similar or equivalent rights to any of the foregoing (as applicable).

         "Company Intellectual Property" shall mean any Intellectual Property that is owned by, or exclusively licensed to, Company.

         "Registered Intellectual Property" means all Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any private, state, government or other legal authority.

         "Company Registered Intellectual Property" means all of the Registered Intellectual Property owned by, or filed in the name of, Company.

         "Company Products" means all current versions of products or service offerings of Company.

            (a) Except as disclosed on Schedule 2.18, to the Company's knowledge, the Company Intellectual Property or Company Product is not subject to any material proceeding or outstanding decree, order, judgment, contract, license, agreement or stipulation restricting in any manner the use, transfer or licensing thereof by Company, or which may affect the validity, use or enforceability of such Company Intellectual Property or Company Product, which in any such case could reasonably be expected to have a Material Adverse Effect on Company.

            (b) Except as disclosed on Schedule 2.18 hereto, Company owns and has good and exclusive title to each material item of Company Intellectual Property owned by it free and clear of any Liens (excluding non-exclusive licenses and related restrictions granted in the ordinary course); and Company is the exclusive owner of all material registered Trademarks used in connection with the operation or conduct of the business of Company including the sale of any products or the provision of any services by Company.

            (c) The operation of the business of Company as such business currently is conducted, including (i) the design, development, manufacture, distribution, reproduction, marketing or sale of the products or services of Company (including Company Products) and (ii) Company's use of any product, device or process, to the Company's knowledge and except as could not reasonably be expected to have a Material Adverse Effect, has not and does not and will not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction.

      2.19 Agreements, Contracts and Commitments. (a) Schedule 2.19 hereto sets forth a complete and accurate list of all Material Contracts (as hereinafter defined), specifying the parties thereto. For purposes of this Agreement, (i) the term "Contracts" shall mean all contracts, agreements, leases, mortgages, indentures, note, bond, liens, license, permit, franchise, purchase orders, sales orders, arbitration awards, judgments, decrees, orders, documents, instruments, understandings and commitments, or other instrument or obligation (including without limitation outstanding offers or proposals) of any kind, whether written or oral, to which Company is a party or by or to which any of the properties or assets of Company may be bound, subject or affected (including without limitation notes or other instruments payable to Company) and (ii) the term "Material Contracts" shall mean (x) each Contract (I) providing for payments (past, present or future) to Company in excess of $50,000 in the aggregate or (II) under which or in respect of which Company presently has any liability or obligation of any nature whatsoever (absolute, contingent or otherwise) in excess of $50,000, (y) each Contract which otherwise is or may be material to the businesses, operations, assets, condition (financial or otherwise) or prospects of Company and (z) without limitation of subclause (x) or subclause (y), each of the following Contracts:

                  (i) any mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money by or from Company, or any officer, director or 5% or more stockholder ("Insider") of Company;

                  (ii) any guaranty, direct or indirect, by Company or any Insider of Company of any obligation for borrowings, or otherwise, excluding endorsements made for collection in the ordinary course of business;

                  (iii) any Contract made other than in the ordinary course of business or (x) providing for the grant to any preferential rights to purchase or lease any asset of Company or (y) providing for any right (exclusive or non-exclusive) to sell or distribute, or otherwise relating to the sale or distribution of, any product or service of Company;

                  (iv) any obligation to register any shares of the capital stock or other securities of Company with any Governmental Entity;

                  (v) any obligation to make payments, contingent or otherwise, arising out of the prior acquisition of the business, assets or stock of other Persons;

                  (vi) any collective bargaining agreement with any labor union;

                  (vii) any lease or similar arrangement for the use by Company of personal property;

                  (viii) any Contract granting or purporting to grant, or otherwise in any way relating to, any mineral rights or any other interest (including, without limitation, a leasehold interest) in real property; and

                  (ix) any Contract to which any Insider of Company is a party.

            (b) Each Contract was entered into at arms' length and in the ordinary course, is in full force and effect and is valid and binding upon and enforceable against each of the parties thereto. True, correct and complete copies of all Material Contracts (or written summaries in the case of oral Material Contracts) and of all outstanding offers or proposals of Company has have been heretofore delivered to Parent.

            (c) Except as set forth in Schedule 2.19, neither Company nor to the best of Company's knowledge any other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Contract, and no party to any Contract has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on Company. Each agreement, contract or commitment to which the Company are a party or by which they are bound that has not expired by its terms is in full force and effect, except where such failure to be in full force and effect is not reasonably likely to have a Material Adverse Effect on Company.

      2.20 Insurance. Schedule 2.20 sets forth the Company's insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors (collectively, the "Insurance Policies") of Company which Company reasonably believes are adequate in amount and scope for the Business in which they are engaged.

      2.21 Governmental Actions/Filings. Company has been granted and holds, and has made, all Governmental Actions/Filings (including, without limitation, the Governmental Actions/Filings required for (i) emission or discharge of effluents and pollutants into the air and the water and (ii) the manufacture and sale of all products manufactured and sold by it) necessary to the conduct by Company of its businesses (as presently conducted and as presently proposed to be conducted) or used or held for use by Company, all of which are listed in
Schedule 2.21 hereto, and true, complete and correct copies of which have heretofore been delivered to Parent. Each such Governmental Action/Filing is in full force and effect and, expect as disclosed in Schedule 2.21 hereto, will not expire prior to December 31, 2005, and Company is in compliance with all of its obligations with respect thereto. No event has occurred and is continuing which requires or permits, or after notice or lapse of time or both would require or permit, and consummation of the transactions contemplated by this Agreement or any ancillary documents will not require or permit (with or without notice or lapse of time, or both), any modification or termination of any such Governmental Actions/Filings. Except as set forth in Schedule 2.21, to Company's knowledge no Governmental Action/Filing is necessary to be obtained, secured or made by Company to enable it to continue to conduct its businesses and operations and use its properties after the Closing in a manner which is consistent with current practice.

      For purposes of this Agreement, the term "Governmental Action/Filing" shall mean any franchise, license, certificate of compliance, authorization, consent, order, permit, approval, consent or other action of, or any filing, registration or qualification with, any federal, state, municipal, foreign or other governmental, administrative or judicial body, agency or authority.

      2.22 Interested Party Transactions. Except as set forth in the Schedule
2.22 hereto, no employee, officer, director or Stockholder of Company or a member of his or her immediate family is indebted to Company, nor is Company indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of Company, and (iii) for other employee benefits made generally available to all employees. Except as set forth in Schedule 2.22, to the Company's knowledge, none of such individuals has any direct or indirect ownership interest in any Person with whom Company is affiliated or with whom Company has a contractual relationship, or any Person that competes with Company, except that each employee, Stockholder, officer or director of Company and members of their respective immediate families may own less than 5% of the outstanding stock in publicly traded companies that may compete with Company. Except as set forth in Schedule 2.22, to the knowledge of the Company, no officer, director or Stockholder or any member of their immediate families is, directly or indirectly, interested in any material contract with Company (other than such contracts as relate to any such individual ownership of capital stock or other securities of Company).

      2.23 Board Approval. The board of directors of Company or similar governing body (including any required committee or subgroup of thereof) has, as of the date of this Agreement, unanimously approved, subject to the approval of stockholders, this Agreement and the transactions contemplated hereby, and resolved to seek the stockholders approval and adoption of this Agreement and approval of the Transaction.

      2.24 Representations and Warranties Complete. The representations and warranties of Company included in this Agreement and any list, statement, document or information set forth in, or attached to, any Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF PARENT

      Parent represents and warrants to, and covenants with, Company, as follows:

      3.1 Organization and Qualification.

            (a) Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by Parent to be conducted. Parent is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by Parent to be conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. Complete and correct copies of the Charter Documents of Parent, as amended and currently in effect, have been heretofore delivered to Company. Parent is not in violation of any of the provisions of the Parent's Charter Documents.

            (b) Parent is duly qualified or licensed to do business as a foreign corporation and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

      3.2 Subsidiaries. Except for Merger Sub which is a wholly-owned subsidiary of Parent, Parent has no Subsidiaries and does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person or has any agreement or commitment to purchase any such interest, and Parent has not agreed and is not obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

      3.3 Capitalization.

            (a) The authorized capital stock of Parent consists of 65,000,000 shares of common stock, par value $0.001 per share ("Parent Common Stock") and 8,552,801 shares of preferred stock, par value $0.001 per share ("Parent Preferred Stock"). At the close of business on the business day prior to the date hereof, (i) 9,161,629 shares of Parent Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable; (ii) no shares of Parent Preferred Stock were issued and outstanding; (iii) no shares of Parent Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock granted to certain employees of Company or other parties ("Company Stock Options"); (iv) 2,400,000 shares of Parent Common Stock were reserved for issuance upon the exercise of outstanding warrants to purchase Parent Common Stock ("Parent Warrants"); and
(v) no shares of Parent Common Stock were reserved for issuance upon the conversion of the Parent Preferred Stock or any outstanding convertible notes, debentures or securities ("Convertible Securities"). All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. All outstanding shares of Parent Common Stock and all outstanding Parent Warrants have been issued and granted in compliance with (i) all applicable securities laws and (in all material respects) other applicable laws and regulations, and
(ii) all requirements set forth in any applicable Contracts. Parent has heretofore been delivered to Company true, complete an accurate copies of the Parent Warrants including any and all documents and agreements relating thereto.

            (b) There are no equity securities, partnership interests or similar ownership interests of any class of any equity security of Parent, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in Schedule 3.3 and except with respect to a private placement offering of up to 1,200,000 units of the Parent's securities ("Units") currently being conducted by Parent ("Private Placement"), there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Parent is a party or by which it is bound obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Parent or obligating Parent to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. (c) Except as contemplated by this Agreement and except as set forth in Schedule 3.3 hereto, there are no registration rights, and there is no voting trust, proxy, rights plan, antitakeover plan or other agreement or understanding to which Parent is a party or by which it is bound with respect to any equity security of any class of Parent.

      3.4 Authority Relative to this Agreement. Parent has full corporate power and authority to: (i) execute, deliver and perform this Agreement, and each ancillary document which Parent has executed or delivered or is to execute or deliver pursuant to this Agreement, and (ii) carry out Parent's obligations hereunder and thereunder and, to consummate the transactions contemplated hereby (including the Transaction). The execution and delivery of this Agreement and the consummation by Parent of the transactions contemplated hereby (including the Transaction) have been duly and validly authorized by all necessary corporate action on the part of Parent (including the approval by its Board of Directors), and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than the approval of an amendment to the certificate of incorporation to effect the Reverse Split (as defined in Section 5.6(c)) and the Name Change (as defined in Section 5.6(c)) by a majority of the Parent's stockholders. This Agreement has been duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and public policy.

      3.5 No Conflict; Required Filings and Consents.

            (a) The execution and delivery of this Agreement by Parent and the execution and delivery of the Voting Agreement by Parent do not, and the performance of this Agreement by Parent and the performance of the Voting Agreement by Parent shall not: (i) conflict with or violate Parent's Charter Documents, (ii) conflict with or violate any Legal Requirements, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair Parent's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Parent pursuant to, any Contracts, except, with respect to clauses
(ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect on Company.

            (b) The execution and delivery of this Agreement by Parent does not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which Company is qualified to do business, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent, or prevent consummation of the Transaction or otherwise prevent the parties hereto from performing their obligations under this Agreement.

      3.6 Compliance. To Parent's knowledge, Parent has complied with, is not in violation of, any Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on Parent. To Parent's knowledge, the businesses and activities of Parent have not been and are not being conducted in violation of any Legal Requirements. Parent is not in default or violation of any term, condition or provision of its Charter Documents. Except as set forth on Schedule 3.6, to Parent's knowledge, no written notice of non-compliance with any Legal Requirements has been received by Parent.

      3.7 SEC Filings; Financial Statements.

            (a) Parent has made available to Company a correct and complete copy of each report, registration statement and definitive proxy statement filed by Parent with the SEC for the 36 months prior to the date of this Agreement (the "Parent SEC Reports"), which, to Parent's knowledge, are all the forms, reports and documents required to be filed by Parent with the SEC for the 36 months prior to the date of this Agreement. As of their respective dates, to Parent's knowledge, the Parent SEC Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superceded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent set forth in the preceding sentence, Parent makes no representation or warranty whatsoever concerning the Parent SEC Reports as of any time other than the time they were filed.

            (b) To Parent's knowledge, each set of financial statements (including, in each case, any related notes thereto) contained in Parent SEC Reports, including each Parent SEC Report filed after the date hereof until the Closing, complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, was prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-QSB of the Exchange
Act) and each fairly presents in all material respects the financial position of Parent at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a Material Adverse Effect on Parent taken as a whole.

            (c) Parent has previously furnished to Company a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act.

      3.8 No Undisclosed Liabilities. Except as set forth in Schedule 3.8 hereto, Parent has no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the financial statements prepared in accordance with U.S. GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Parent, except (i) liabilities provided for in or otherwise disclosed in Parent SEC Reports filed prior to the date hereof,
(ii) liabilities incurred since December 31, 2003 in the ordinary course of business, none of which would have a Material Adverse Effect on Parent, and
(iii) those liabilities and obligations specifically set forth in Section 5.13.

      3.9 Absence of Certain Changes or Events. Except as set forth in Schedule
3.9 hereto or in Parent SEC Reports filed prior to the date of this Agreement, and except as contemplated by this Agreement, since December 31, 2003, there has not been: (i) any Material Adverse Effect on Parent, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Parent's capital stock, or any purchase, redemption or other acquisition by Parent of any of Parent's capital stock or any other securities of Parent or any options, warrants, calls or rights to acquire any such shares or other securities, (iii) except for the Reverse Split, any split, combination or reclassification of any of Parent's capital stock, (iv) any granting by Parent of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by Parent of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by Parent of any increase in severance or termination pay or any entry by Parent into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Parent of the nature contemplated hereby, (v) entry by Parent into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by Parent with respect to any Governmental Entity, (vi) any material change by Parent in its accounting methods, principles or practices, except as required by concurrent changes in U.S. GAAP, (vii) any change in the auditors of Parent, (vii) except for the Private Placement, any issuance of capital stock of Parent, or (viii) any revaluation by Parent of any of their respective assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of Parent other than in the ordinary course of business.

      3.10 Litigation. Except as set forth on Schedule 3.10 hereto or in Parent SEC Reports, there are no claims, suits, actions or proceedings pending or to Parent's knowledge, threatened against Parent, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on Parent or have a Material Adverse Effect on the ability of the parties hereto to consummate the Transaction.

      3.11 Employee Benefit Plans. Except as disclosed on Schedule 3.11 hereto , Parent does not maintain, and has no liability under, any Plan, and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director or employee of Parent, or (ii) result in the acceleration of the time of payment or vesting of any such benefits.

      3.12 Labor Matters. Parent is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Parent, nor does Parent know of any activities or proceedings of any labor union to organize any such employees.

      3.13 Restrictions on Business Activities. To Parent's knowledge, there is no agreement, commitment, judgment, injunction, order or decree binding upon Parent or to which Parent is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Parent, any acquisition of property by Parent or the conduct of business by Parent as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have, a Material Adverse Effect on Parent.

      3.14 Title to Property. Parent does not own or lease any Real Property or Personal Property. There are no options or other contracts under which Parent has a right or obligation to acquire or lease any interest in Real Property or Personal Property.

      3.15 Taxes. Except as set forth in Schedule 3.15 hereto, to Parent's knowledge:

            (a) Parent has timely filed all Returns required to be filed by Parent with any Tax authority prior to the date hereof, except such Returns which are not material to Parent. All such Returns are true, correct and complete in all material respects. Parent has paid all Taxes shown to be due on such Returns.

            (b) All Taxes that Parent is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

            (c) Parent has not been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against Parent, nor has Parent executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

            (d) No audit or other examination of any Return of Parent by any Tax authority is presently in progress, nor has Parent been notified of any request for such an audit or other examination.

            (e) No adjustment relating to any Returns filed by Parent has been proposed in writing, formally or informally, by any Tax authority to Parent or any representative thereof.

            (f) Parent has no liability for any material unpaid Taxes which have not been accrued for or reserved on Parent's balance sheets included in the audited financial statements for the most recent fiscal year ended, whether asserted or unasserted, contingent or otherwise, which is material to Parent, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of Parent in the ordinary course of business, none of which is material to the business, results of operations or financial condition of Parent.

            (g) Parent has not taken any action and does not know of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Transaction from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

      3.16 Environmental Matters. Except as disclosed in Schedule 3.16 hereto and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect, to Parent's knowledge: (i) Parent has complied with all applicable Environmental Laws; (ii) the properties currently owned or operated by Parent (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) the properties formerly owned or operated by Parent were not contaminated with Hazardous Substances during the period of ownership or operation by Parent; (iv) Parent is not subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) Parent has not been associated with any release or threat of release of any Hazardous Substance; (vi) Parent has not received any notice, demand, letter, claim or request for information alleging that Parent may be in violation of or liable under any Environmental Law; and (vii) Parent is not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

      3.17 Brokers. Except for Parent's obligations under the Financial Advisory Agreement (as defined in Section 5.13) and the Selling Agreement (as defined in
Section 5.13), Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agent's commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

      3.18 Intellectual Property. Parent does not own, license or otherwise have any right, title or interest in any Intellectual Property or Registered Intellectual Property.

            3.19 Agreements, Contracts and Commitments.

            (a) Except for the Financial Advisory Agreement, the Selling Agreement , the agreements with Transfer Agent, and as set forth on Schedule
3.19 or in Parent SEC Reports, to Parent's knowledge, there are no contracts, agreements, leases, mortgages, indentures, note, bond, liens, license, permit, franchise, purchase orders, sales orders, arbitration awards, judgments, decrees, orders, documents, instruments, understandings and commitments, or other instrument or obligation (including without limitation outstanding offers or proposals) of any kind, whether written or oral, to which Parent is a party or by or to which any of the properties or assets of Parent may be bound, subject or affected, which either (a) creates or imposes a liability greater than $5,000, or (b) may not be cancelled by the Company on less than 30 days' or less prior notice ("Parent Contracts").

            (b) Each Parent Contract was entered into at arms' length and in the ordinary course, is in full force and effect and is valid and binding upon and enforceable against each of the parties thereto. True, correct and complete copies of all Parent Contracts (or written summaries in the case of oral Parent Contracts) and of all outstanding offers or proposals of Parent have been heretofore delivered to Company.

            (c) Neither Parent nor, to the knowledge of Parent, any other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Parent Contract, and no party to any Parent Contract has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on Parent. Each agreement, contract or commitment to which Parent is a party or by which it is bound that has not expired by its terms is in full force and effect, except where such failure to be in full force and effect is not reasonably likely to have a Material Adverse Effect on Parent.

      3.20 Insurance. Parent does not maintain any Insurance Policies.

      3.21 Governmental Actions/Filings. Parent has been granted and holds, and has made, all Governmental Actions/Filings necessary to the conduct by Parent of its businesses (as presently conducted) or used or held for use by Parent, all of which are listed in Schedule 3.21 hereto, and true, complete and correct copies of which have heretofore been delivered to Company. Each such Governmental Action/Filing is in full force and effect and, expect as disclosed in Schedule 3.21 hereto, will not expire prior to December 31, 2005, and Parent is in compliance with all of its obligations with respect thereto. No event has occurred and is continuing which requires or permits, or after notice or lapse of time or both would require or permit, and consummation of the transactions contemplated by this Agreement or the ancillary documents will not require or permit (with or without notice or lapse of time, or both), any modification or termination of any such Governmental Actions/Filings. Except as set forth in
Schedule 3.21, to Parent's knowledge, no Governmental Action/Filing is necessary to be obtained, secured or made by Parent to enable it to continue to conduct its businesses and operations and use its properties after the Closing in a manner which is consistent with current practice.

      3.22 Interested Party Transactions. Except as set forth in the Schedule
3.22 hereto or in the Parent's SEC Reports, no employee, officer, director or stockholder of Parent or a member of his or her immediate family is indebted to Parent, nor is Parent indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of Parent, and (iii) for other employee benefits made generally available to all employees. Except as set forth in Schedule 3.22, to Parent's knowledge, none of such individuals has any direct or indirect ownership interest in any Person with whom Parent is affiliated or with whom Parent has a material contractual relationship, or any Person that competes with Parent, except that each employee, stockholder, officer or director of Parent and members of their respective immediate families may own less than 5% of the outstanding stock in publicly traded companies that may compete with Parent. Except as set forth in
Schedule 3.22, to Parent's knowledge, no officer, director or stockholder or any member of their immediate families is, directly or indirectly, interested in any material contract with Parent (other than such contracts as relate to any such individual ownership of capital stock or other securities of Parent).

      3.23 Indebtedness; Parent Assets. Except as set forth on Schedule 3.23, Parent has no indebtedness for borrowed money. Immediately prior to the Closing, Parent will have no assets, except for cash reserves earmarked for the payment of certain accounts payable and accrued expenses of Parent with respect to the period prior to Closing which remain unpaid, which Parent shall be responsible for payment following the Closing pursuant to Section 5.13 hereof ("Cash Reserve").

      3.24 Over-the-Counter Bulletin Board Quotation. Parent Common Stock is quoted on the Over-the-Counter Bulletin Board ("OTC BB"). There is no action or proceeding pending or, to Parent's knowledge, threatened against Parent by NASDAQ or NASD, Inc. ("NASD") with respect to any intention by such entities to prohibit or terminate the quotation of Parent Common Stock on the OTC BB.

      3.25 Board Approval. The Board of Directors of Parent (including any required committee or subgroup of the Board of Directors of Parent) has, as of the date of this Agreement, unanimously (i) declared the advisability of the Transaction and approved this Agreement and the transactions contemplated hereby, and (ii) determined that the Transaction is in the best interests of the stockholders of Parent.

      3.26 Representations and Warranties Complete. The representations and warranties of Parent included in this Agreement and any list, statement, document or information set forth in, or attached to, any Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made.

                                   ARTICLE IV

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

      4.1 Conduct of Business by Company and Parent. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, each of Company, Parent and Merger Sub shall, except to the extent that the other party shall otherwise consent in writing, carry on its business in the usual, regular and ordinary course consistent with past practices, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations (except where noncompliance would not have a Material Adverse Effect), pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to
(i) preserve substantially intact its present business organization, (ii) keep available the services of its present officers and employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has significant business dealings. In addition, except as required or permitted by the terms of this Agreement, without the prior written consent of the other party, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, each of Company, Parent and Merger Sub shall not do any of the following:

            (a) Waive any stock repurchase rights, accelerate, amend or (except as specifically provided for herein) change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

            (b) Grant any severance or termination pay to any officer or employee except pursuant to applicable law, written agreements outstanding, or policies existing on the date hereof and as previously or concurrently disclosed in writing or made available to the other party, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

            (c) Transfer or license to any person or otherwise extend, amend or modify any material rights to any Intellectual Property of Company or Parent, as applicable, or enter into grants to transfer or license to any person future patent rights, other than in the ordinary course of business consistent with past practices provided that in no event shall Company or Parent license on an exclusive basis or sell any Intellectual Property of Company, or Parent as applicable;

            (d) Except for the Reverse Split by Parent, declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

            (e) Except as set forth in Schedule 4.1(e) hereof, purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Company and Parent, as applicable, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

            (f) Except the Private Placement by Parent, issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible or exchangeable securities;

            (g) Amend its Charter Documents except as contemplated by the Reverse Split and Name Change;

            (h) Except as disclosed in Schedule 4.1(h) hereto, acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Parent or Company as applicable, or enter into any joint ventures, strategic partnerships or alliances or other arrangements that provide for exclusivity of territory or otherwise restrict such party's ability to compete or to offer or sell any products or services;

            (i) Sell, lease, license, encumber or otherwise dispose of any properties or assets, except sales of inventory in the ordinary course of business consistent with past practice and, except for the sale, lease or disposition (other than through licensing) of property or assets which are not material, individually or in the aggregate, to the business of such party;

            (j) Except as disclosed in Schedule 4.1(j) hereto, incur any indebtedness for borrowed money in excess of $50,000 in the aggregate or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Parent or Company, as applicable, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing;

            (k) Except as disclosed in Schedule 4.1(k) hereto or as contemplated by this Agreement, adopt or amend any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will"), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants, except in the ordinary course of business consistent with past practices;

            (l) Except as disclosed in Schedule 4.1(1) hereto, (i) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practices or in accordance with their terms, or liabilities recognized or disclosed in the most recent financial statements (or the notes thereto) of Company or of Parent included in Parent SEC Reports, as applicable, or incurred since the date of such financial statements, or (ii) waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar agreement to which Company is a party or of which Company is a beneficiary or to which Parent is a party or of which Parent is a beneficiary, as applicable;

            (m) Except as disclosed on Schedule 4.2(m) and except in the ordinary course of business consistent with past practices, modify, amend or terminate any Contract of Company, or Parent, as applicable, or other material contract or material agreement to which Company, or Parent is a party or waive, delay the exercise of, release or assign any material rights or claims thereunder;

            (n) Except as required by U.S. GAAP, revalue any of its assets or make any change in accounting methods, principles or practices;

            (o) Except as set forth in Schedule 4.1(o) hereto or in the ordinary course of business consistent with past practices, incur or enter into any agreement, contract or commitment requiring such party to pay in excess of $50,000 in any 12 month period;

            (p) Engage in any action that could reasonably be expected to cause the Transaction to fail to qualify as a "reorganization" under Section 368(a) of the Code;

            (q) Except as contemplated by Article V herein or as set forth in
Schedule 4.1(q) hereto, settle any litigation;

            (r) Make or rescind any Tax elections that, individually or in the aggregate, could be reasonably likely to adversely affect in any material respect the Tax liability or Tax attributes of such party, settle or compromise any material income tax liability or, except as required by applicable law, materially change any method of accounting for Tax purposes or prepare or file any Return in a manner inconsistent with past practice;

            (s) Form, establish or acquire any Subsidiary except as contemplated by this Agreement;

            (t) Permit any Person to exercise any of its discretionary rights under any Plan to provide for the automatic acceleration of any outstanding options, the termination of any outstanding repurchase rights or the termination of any cancellation rights issued pursuant to such plans; or

            (u) Agree in writing or otherwise agree, commit or resolve to take any of the actions described in Section 4.1 (a) through (t) above.

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

      5.1 Company U.S. GAAP Financial Statements. To the extent not previously delivered to Parent, at least twenty (20) days prior to the Closing, Company shall deliver to Parent audited financial statements for Company consisting of a balance sheet for the fiscal year ended December 31, 2003 and statements of operations and cash flows for the period of inception (February 18, 2003) to December 31, 2003 and unaudited financials statements for Company for the current fiscal year through the most recent interim period ended, which financial statements shall comply in all material respects with the published rules and regulations of the SEC, shall be prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved, shall be in the English language, and shall fairly present in all material respects the financial position of Company at the respective dates thereof and the results of its operations and cash flows for the periods indicated ("Company U.S. GAAP Financial Statements"). The Company U.S. GAAP Financial Statements shall have been audited by, and the interim financials statements shall have been reviewed by, Stonefield Josephson, Inc. ("Accountant").

      5.2 Company Proforma Financial Statements. Provided Parent provides to Company audited and interim financial statements of Parent at least twenty-five
(25) days prior to Closing and such other accounting work papers and documentation as are reasonably requested by Company or its accountants, at least fifteen (15) days prior to the Closing, Company shall deliver to Parent audited financial statements for the Company, Parent and Merger Sub, on a consolidated basis, and unaudited financial statements for the Company, Parent and Merger Sub, on a consolidated basis, giving effect to the Transaction, together with any proforma financial information or other financial information required to be included in a Form 8-K or any other report or form required to be filed with the SEC at or after Closing with respect to the Transaction, all prepared in all material respects incompliance with the published rules and regulations of the SEC and in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved ("Company Combination Financial Statements"). The Company Combination Financial Statements shall have been audited by, and the interim financial statements shall have been reviewed by, the Accountant.

      5.3 Board of Directors of Parent. At Closing, the current board of directors of Parent shall deliver duly adopted resolutions to: (a) set the size of Parent's initial board of directors at five (5) members effective as of the Closing; and (b) elect the following persons to the Parent's board of directors effective as of the Closing: (i) George P. Latos, Joel P. Gayner, Michael V. Seppala and Wayne K. Shaffer, each of whom shall be management members of Parent's board of directors ("Management Members"); and (ii) one member designated by KRM Fund, which person shall be an independent director and a financial expert, qualified and available to serve on Parent's audit and compensation committee, and otherwise acceptable to the Stockholders ("Parent Designated Member");; and (c) accepting the resignations of the current officers and directors of the Parent effective as of the Closing ("Resolutions"). At Closing, the current officers and directors of Parent shall deliver their resignations, as appropriate, as officers and directors of Parent to be effective upon the Closing (the "Resignations"). At least twenty (20) days prior to Closing, the Company and Stockholders shall deliver or cause to be delivered to Parent completed and signed director and officer questionnaires ("Questionnaires") in the English language for each of the Management Members, and Parent will provide to Company a copy of the Questionnaire of Parent Designated Member. The foregoing designations of the Management Members (and the officers to be appointed by Parent following Closing) shall be subject to Parent's receipt of the completed and signed Questionnaires and a third party investigation reports and background checks, which shall be acceptable to Parent in its sole discretion ("D&O Information"). Parent's board of directors at all times following the Closing shall satisfy the applicable requirements for board composition and corporate governance under the Sarbanes-Oxley Act of 2002 (the "SOX Act"), the rules and regulations promulgated by the SEC and other governmental agencies, and the rules of any exchange on which Parent's securities are, or are expected to be, listed or quoted. The Stockholders shall execute and deliver at Closing the Voting Agreement which shall provide, among other things, that the Stockholders will vote their Parent's Shares to elect Parent Designated Member to Parent's board of directors for a period of one year following the Closing.

      5.4 Undertaking by Company Accountant. At least ten (10) days prior to Closing, the Company shall obtain, and deliver to Parent, an undertaking from the Accountant, in a form and substance satisfactory to Parent, providing that:
(i) the Accountant has agreed to an engagement with Parent to serve as its certified public accountants following the Closing for purposes of auditing and reviewing the financial statements of the Parent and the Company to comply with the Parent's ongoing reporting requirements under the Exchange Act including, without limitation, the filing of Forms 10-Q and 10-K, (ii) the transaction contemplated hereunder will not disqualify or otherwise prohibit the Accountant from rendering the foregoing engagement services or from undertaking such services in a timely manner, (iii) the Accountant is duly registered with the U.S. Public Company Accounting Oversight Board ("PCAOB"), (iv) the Accountant shall provide its consent to the use of their audited financial statements and accompanying reports for the Parent and the Company, as applicable, in any regulatory filing by the Parent prior to or following the Closing, and (v) consenting to the use of its name and the disclosure of its engagement by Parent in the Change of Accountant Form 8-K (as defined in Section 5.5) ("Accountant Undertaking"). A signed copy of the engagement letter between Parent and Accountant shall be attached to the Accountant Undertaking.

      5.5 Consent by Former Accountants; Change of Accountants. At least twenty five (25) days prior to Closing, Parent shall obtain the written consent from the former accountants of in a form and substance satisfactory to Company, to the use of their audited financial statements and accompanying reports for the Parent to the extent that such financial statements and reports are required to be included in any regulatory filing by the Parent or following the Closing ("Former Accountant Consents"). Prior to the Closing, Parent shall prepare the Form 8-K announcing the change in the Parent's certifying accountants from Epstein, Weber & Conover, PLC ("Parent's Accountant") to the Accountant effective as of the Closing ("Change of Accountant Form 8-K"). The Change of Accountant Form 8-K shall be filed with the SEC at Closing, and prior to the filing thereof, the Parent's Accountant shall have issued its resignation letter to Parent resigning from the engagement and consenting to the use of its name and the disclosure of its resignation in the Change of Accountant Form 8-K ("Resignation Letter").

      5.6 Other Actions.

            (a) At least five (5) days prior to Closing, Parent shall prepare the Form 8-K announcing the Closing, together with the Company Combination Financial Statements prepared by the Company and its Accountant, and such other information that may be required to be disclosed with respect to the Transaction in any report or form to be filed with the SEC ("Transaction Form 8-K"), which shall be in a form acceptable to Company and in a format acceptable for EDGAR filing. Prior to Closing, the Parent and Company shall prepare the press release announcing the consummation of the Transaction hereunder ("Press Release"). At the Closing, Parent shall file the Transaction Form 8-K with the SEC and distribute the Press Release.

            (b) At least ten (10) days prior to the Closing, Parent shall prepare the information statement required by Rule 14f-1 promulgated under the Exchange Act ("14F Information Statement") in a form acceptable to Company, and the Parent shall file the 14f-1 Information Statement with the SEC and mail the same to each of Parent's stockholders.

            (c) At least twenty (20) days prior to Closing, Parent shall take any and all action to amend its articles of incorporation to change the name of Parent to ICON Textile Laser Systems Holding Company ("Name Change") and to effect a 1-for-25 reverse stock split with special treatment to certain stockholders of Parent to preserve round lot stockholders ("Reverse Split"), to be in a form of amendment attached hereto as Exhibit C ("Articles of Amendment"), with such action being contingent upon and effective as of the Closing of the Merger.

            (d) Parent shall prepare the information statement required under the Rule 14c of the Exchange Act ("14C Information Statement"), in a form acceptable to Company. The Parent shall file the 14C Information Statement with the SEC and mail the same to each of Parent's stockholders at least twenty (20) days prior to the Closing.

      Company and Parent shall further cooperate with each other and use their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable laws to consummate the Transaction and the other transactions contemplated hereby as soon as practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as soon as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Transaction or any of the other transactions contemplated hereby. Subject to applicable laws relating to the exchange of information and the preservation of any applicable attorney-client privilege, work-product doctrine, self-audit privilege or other similar privilege, each of Company and Parent shall have the right to review and comment on in advance, and to the extent practicable each will consult the other on, all the information relating to such party, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Transaction and the other transactions contemplated hereby. In exercising the foregoing right, each of Company and Parent shall act reasonably and as promptly as practicable.

      5.7 Required Information. In connection with the preparation of the Transaction Form 8-K, the 14F Information Statement, the 14C Information Statement, and Press Release, and for such other reasonable purposes, Company and Parent each shall, upon request by the other, furnish the other with all information concerning themselves, their respective directors, officers and stockholders (including the directors of Parent to be elected effective as of the Closing pursuant to Section 5.3 hereof) and such other matters as may be reasonably necessary or advisable in connection with the Transaction, or any other statement, filing, notice or application made by or on behalf of Company and Parent to any third party and/or any Governmental Entity in connection with the Transaction and the other transactions contemplated hereby. Each party warrants and represents to the other party that all such information shall be true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

      5.8 Confidentiality; Access to Information. (a) Any confidentiality agreement previously executed by the parties shall be superseded in its entirety by the provisions of this Agreement. Each party agrees to maintain in confidence any non-public information received from the other party, and to use such non-public information only for purposes of consummating the transactions contemplated by this Agreement. Such confidentiality obligations will not apply to (i) information which was known to the one party or their respective agents prior to receipt from the other party; (ii) information which is or becomes generally known; (iii) information acquired by a party or their respective agents from a third party who was not bound to an obligation of confidentiality; and (iv) disclosure required by law. In the event this Agreement is terminated as provided in Article VIII hereof, each party will return or cause to be returned to the other all documents and other material obtained from the other in connection with the Transaction contemplated hereby.

      (b) Access to Information.

                  (i) Company will afford Parent and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Company during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of Company, as Parent may reasonably request. No information or knowledge obtained by Parent in any investigation pursuant to this Section 5.8 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction.

                  (ii) Parent will afford Company and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Parent during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of Parent, as Company may reasonably request. No information or knowledge obtained by Company in any investigation pursuant to this Section 5.8 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction.

      5.9 No Solicitation. Other than with respect to the Transaction, each of Company and Parent agrees that neither it nor any of its officers and directors shall, and that it shall direct and use its reasonable best efforts to cause its agents and other representatives (including any investment banker, attorney or accountant retained by it) not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to (i) a merger, reorganization, share exchange, consolidation or similar transaction involving it, (ii) any sale, lease, exchange, mortgage, pledge, transfer or purchase of all or substantially all of the assets or equity securities of, it and its Subsidiaries, taken as a whole, in a single transaction or series of related transactions, or (iii) any tender offer or exchange offer for 20% or more of the outstanding shares of the Parent Common Stock or Company Common Stock (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). Each of Company and Parent further agrees that neither nor its officers and directors shall, and that each shall direct and use its reasonable best efforts to cause its agents and representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. Each of the Company and Parent agrees that it will immediately cease and cause to be terminated any existing discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Each of the Company and Parent agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 5.9.

      Notwithstanding anything contained in this Agreement to the contrary, nothing contained in this Agreement shall prevent the board of directors of Parent, or their respective representatives from, prior to the time Parent's stockholders have approved this Transaction (if required) (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal, if applicable, or otherwise complying with the Exchange Act; (B) providing information in response to a request therefor by a person who has made a bona fide unsolicited Acquisition Proposal; (C) engaging in any negotiations or discussions with any person who has made a bona fide unsolicited Acquisition Proposal or otherwise facilitating any effort or attempt to implement an Acquisition Proposal; or (D) withdrawing or modifying the approval or recommendation by Parent's board of directors of this Agreement, approving or recommending any Acquisition Proposal or causing the applicable party to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement relating to any Acquisition Proposal, if, and only to the extent that in each such case referred to in clause (B), (C) or (D) above, the Parent's board of directors determines in good faith, after consultation with outside legal counsel that such action is necessary to act in a manner consistent with the directors' fiduciary duties under applicable law and determines in good faith after consultation with its financial advisors that the person or group making such Acquisition Proposal has adequate sources of financing to consummate such Acquisition Proposal and that such Acquisition Proposal, if consummated as proposed, is materially more favorable to the stockholders of Parent from a financial point of view (any such more favorable Acquisition Proposal being referred to as a "Superior Proposal") and determines in good faith that such Superior Proposal is reasonably capable of being consummated, taking into account legal, financial, regulatory and other aspects of the proposal and the person making the proposal.

      5.10 Public Disclosure. Except to the extent previously disclosed or to the extent the parties believe that they are required by applicable law or regulation to make disclosure, prior to Closing, no party shall issue any statement or communication to the public regarding the Transaction without the consent of the other party, which consent shall not be unreasonably withheld. To the extent a party hereto believes it is required by law or regulation to make disclosure regarding the Transaction, it shall, if possible, immediately notify the other party prior to such disclosure. Notwithstanding the foregoing, the parties hereto agree that Parent will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement and that Parent and Parent's stockholders may file any reports as required by the Exchange Act including, without limitation, any reports on Schedule 13D.

      5.11 Reasonable Efforts; Notification.

            (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transaction and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VI to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution or delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, Parent and its board of directors and Company and its board of directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Transaction, this Agreement or any of the transactions contemplated by this Agreement, use its commercially reasonable efforts to enable the Transaction and the other transactions contemplated by this Agreement to be consummated as promptly as practicable on the terms contemplated by this Agreement. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Parent or Company to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

            (b) Company shall give prompt notice to Parent upon becoming aware that any representation or warranty made by them contained in this Agreement has become untrue or inaccurate, or of any failure of Company or Stockholders to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Article VI would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

            (c) Parent shall give prompt notice to Company and Stockholders upon becoming aware that any representation or warranty made by it contained in this Agreement has become untrue or inaccurate, or of any failure of Parent to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Article VI would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

      5.12 Treatment as a Reorganization. Neither Parent nor Company nor Stockholders shall take any action prior to or following the Transaction that could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

      5.13 Absence of Material Liabilities. Immediately prior to Closing, Parent shall have no material liabilities or obligations requiring the payment of monies, except for obligations or liabilities under or with respect to: (i) a certain Financial Advisory Agreement by and between Parent and Keating Securities, LLC ("Keating"), in the form attached hereto as Exhibit B ("Financial Advisory Agreement"), (ii) a certain Selling Agreement between Parent and Keating, with respect to the Private Placement, a copy of which has heretofore been delivered to the Company, (iii) any agreements with the Transfer Agent, (iv) the Investigation Costs (as defined in Section 9.4 hereof), (v) the Contracts disclosed under Section 3.19 hereto, and (vi) certain accounts payable and accrued expenses of Parent with respect to the period prior to Closing and which remain unpaid, for which Parent has established a Cash Reserve (collectively, the "Parent Obligations"). At Closing, the Company agrees to pay and satisfy, or cause the Parent to pay or satisfy, all of the Parent Obligations and to otherwise abide by the terms and conditions of the Parent Obligations following the Closing.

      5.14 Cash Payments at Closing. At Closing, Parent (or the escrow agent under the Private Placement) shall disburse to Keating from the proceeds of the Private Placement: (i) all commissions and allowances due and payable to Keating pursuant to the Selling Agreement, (ii) $350,000 in full payment of the reverse merger fees due to Keating under the Financial Advisory Agreement, and (iii) the amount of the Investigation Costs either directly to the provider of such investigation services or to KRM Fund as reimbursement for the payment of the Investigation Costs which will not exceed $10,000 ("Closing Payments").

      5.15 Business Records. At Closing, Parent shall cause to be delivered to Company all records and documents relating to the Company, which Parent possesses, including, without limitation, books, records, government filings, Returns, Charter Documents, Stock Records, consent decrees, orders, and correspondence, director and stockholder minutes and resolutions, stock ownership records, financial information and records, electronic files containing any financial information and records, and other documents used in or associated with Parent ("Business Records").

      5.16 Registration Statements. During the one (1) year period following the Closing, the Company and each Stockholder agrees not to include any of the shares of Parent Common Stock received by each of them under this Agreement in any registration statement filed by the Parent. The provisions of this Section
5.16 shall be binding on all transferees of the Stockholders.

      5.17 Stockholder Voting on Merger Agreement. In connection with the execution of this Agreement, each Stockholder agrees to enter into a separate agreement with Parent under which they each agree to vote the shares of Company Common Stock owned by them in favor of this Agreement and the transactions contemplated under this Agreement.

      ARTICLE VI CONDITIONS TO THE TRANSACTION
6.1 Conditions to Obligations of Each Party to Effect the Transaction. The respective obligations of each party to this Agreement to effect the Transaction shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

            (a) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Transaction illegal or otherwise prohibiting consummation of the Transaction, substantially on the terms contemplated by this Agreement. All waiting periods, if any, under any foreign law in any jurisdiction in which the Company or Parent has material operations relating to the transactions contemplated hereby will have expired or terminated early and all material foreign antitrust approvals required to be obtained prior to the Transaction in connection with the transactions contemplated hereby shall have been obtained.

            (b) Tax Opinions. Prior to the Closing, Company shall have received a written opinion from its tax counsel, in form and substance reasonably satisfactory to Company and Parent, to the effect that the Transaction will constitute a reorganization within the meaning of Section 368(a) of the Code and such opinion shall not have been withdrawn. The parties to this Agreement agree to make such reasonable representations as requested by such counsel for the purpose of rendering such opinions.

            (c) Debt Holder Consents. The lenders under Company's credit facilities, secured loans, mortgages and other indebtedness for borrowed money shall have consented in writing to the Transaction and have agreed to continue the existing financing agreements on the same or more favorable terms and conditions as in existence on the date hereof.

            (d) Stockholder Approval. This Agreement and the Merger shall have been duly approved and adopted, by the requisite vote under the laws of the State of Delaware and the Company Charter Documents, by the stockholders of the Company, and by the requisite vote under the laws of the State of Nevada and the Parent Charter Documents, by the stockholders of Parent, if required.

            (e) Approval of Articles of Amendment. The Articles of Amendment, in the form attached hereto as Exhibit C, effecting the Name Change and the Reverse Split shall have been duly approved by the Parent's Board of Directors, and by the requisite vote under the laws of the State Nevada and the Parent Charter Documents, by the stockholders of Parent. The Articles of Amendment shall have been filed with the Nevada Secretary of State to be effective as of the Closing.

            (f) Information Statements. At least twenty (20) days prior to Closing, Parent shall have filed the 14F Information Statement and 14C Information Statements with the SEC, and Parent shall have mailed the 14F Information Statement and 14C Information Statement to each of the stockholders of Parent, and Parent shall have otherwise complied with all of the provisions under Rules 14c and 14f-1 under the Exchange Act and the Reverse Split and Name Change will be effective.

            (g) Private Placement. Parent shall have received signed subscriptions to purchase Units in the Private Placement under the terms and conditions as mutually agreed to by Parent and Company, which subscriptions shall represent gross proceeds of not less than $2,250,000, with such gross proceeds having been fully funded into an escrow account established for the Private Placement.

            (h) Investment Representation Letter. Parent shall have obtained from each holder of record (as of the Effective Time) of Certificates, which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.6, an investment representation letter consistent with the provisions of Section 1.12 hereof.

            (i) Dissenter's Rights. Holders of no more than 50,000 shares of Company Common Stock shall have taken action to exercise their dissent's rights pursuant to Section 262 of the Delaware Business Corporation Law or Section 1300-1304 of the California General Corporation Law.

            (j) Transaction 8-K. Parent Company shall have filed the Transaction Form 8-K with the SEC at Closing.

      6.2 Additional Conditions to Obligations of Company. The obligations of Company to consummate and effect the Transaction shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

            (a) Representations and Warranties. Each representation and warranty of Parent contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date. Company shall have received a certificate with respect to the foregoing signed on behalf of Parent by an authorized officer of Parent ("Parent Closing Certificate").

            (b) Agreements and Covenants. Parent shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of Parent) does not, or will not, constitute a Material Adverse Effect with respect to Parent, and the Company shall have received Parent Closing Certificate to such effect.

            (c) Resignations and Resolutions. Parent shall have delivered to Company the Resignations and Resolutions, in a form reasonably satisfactory to Company evidence satisfactory to Company of the resignation of all directors and officers of Parent, effective as of the Closing. Parent shall also have delivered to Company evidence satisfactory to Company of the appointment of new directors of Parent in accordance with Section 5.4 hereof.

            (d) Consents. Parent shall have obtained all consents, waivers and approvals required in connection with the consummation of the transactions contemplated hereby, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Parent.

            (e) Material Adverse Effect. No Material Adverse Effect with respect to Parent shall have occurred since the date of this Agreement.

            (f) Prior Accountant Consent. Parent shall have obtained and delivered to Company a copy, of the Prior Accountant Consent in a form satisfactory to Company.

            (g) No Financial Obligations. Immediately prior to the Closing, Parent shall have no material liabilities or obligations, other than as set forth in Section 5.13 hereof.

            (h) SEC Compliance. Immediately prior to Closing, Parent shall be in compliance with the reporting requirements under the Exchange Act.

            (i) Business Records; Resignation Letter. The Parent shall have delivered to Company the Business Records and the Resignation Letter from Parent's Accountant.

            (j) OTC Listing. The Parent Common Stock at the Closing will be quoted on the OTC BB and there will be no action or proceeding pending or threatened against Parent by the NASD to prohibit or terminate the quotation of Parent Common Stock from the OTC BB

            (k) Voting Agreement. The Voting Agreement shall have been fully authorized and approved by the Parent's board of directors.

            (l) Other Deliveries. At or prior to Closing, Parent shall have delivered to Company (i) copies of resolutions and actions taken Parent's board of directors and stockholders (if required) in connection with the approval of this Agreement and the transactions contemplated hereunder, and (ii) such other documents or certificates as shall reasonably be required by Company and its counsel in order to consummate the transactions contemplated hereunder.

            (m) Change of Accountant Form 8-K; Press Release. Parent shall have delivered the Change of Accountant Form 8-K and the Press Release to Company, each in a form acceptable to Company.

            (n) Financial Advisory Agreement. The Financial Advisory Agreement between Parent and Keating, LLC, in the form of Exhibit B hereto, has been duly authorized and approved by Parent's board of directors.

      6.3 Additional Conditions to the Obligations of Parent. The obligations of Parent to consummate and effect the Transaction shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

            (a) Representations and Warranties. Each representation and warranty of Company contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing. Parent shall have received a certificate with respect to the foregoing signed on behalf of Company by an authorized officer of Company ("Company Closing Certificate")

            (b) Agreements and Covenants. Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of Company) does not, or will not, constitute a Material Adverse Effect on Company, and Parent shall have received the Company Closing Certificate to such effect.

            (c) Consents. Company shall have obtained all consents, waivers, permits and approvals required in connection with the consummation of the transactions contemplated hereby, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Company.

            (d) Material Adverse Effect. No Material Adverse Effect with respect to Company shall have occurred since the date of this Agreement.

            (e) Company Financial Statements. Company shall have delivered to Parent the Company U.S. GAAP Financial Statement and the Company Combination Financial Statements, all of which shall be acceptable to Parent in its sole discretion. The U.S. GAAP Financial Statements shall reflect consolidated net revenues of the Company for the most recent fiscal year ended not less than $375,000, and net revenues for the first six (6) months of the Company's current fiscal year not less than $300,000.

            (f) Accountant Undertaking; Company shall have delivered to Parent the Accountant Undertaking in a form satisfactory to Parent.

            (g) Employment Agreements. Each Management Member shall have executed and delivered employment agreements with Parent or the Company, which agreements shall be in full force and effect as of the Closing and shall be acceptable to Parent.

            (h) D&O Information. Company shall have delivered the fully completed and signed Questionnaires, and the D&O Information shall be acceptable to Parent.

            (i) Voting Agreement. The Stockholders have executed and delivered the Voting Agreement by and between the Stockholders, Parent and KRM Fund, in the form attached hereto as Exhibit A. The Voting Agreement has been duly authorized and approved by the Parent's board of directors.

            (j) Repayment of Affiliate Obligations. At the Closing Date, all amounts owed to Company by each Stockholder (regardless of whether such amounts are due and payable) shall have been paid in full.

            (k) Closing Payments. The Closing Payments shall have been disbursed as provided in Section 5.14.

            (l) Other Deliveries. At or prior to Closing, the Company shall have delivered to Parent: (i) copies of resolutions and actions taken Company's board of directors and stockholders in connection with the approval of this Agreement and the transactions contemplated hereunder, and (ii) such other documents or certificates as shall reasonably be required by Parent and its counsel in order to consummate the transactions contemplated hereunder.

                                  ARTICLE VII

                            SURVIVAL; INDEMNIFICATION

      7.1 Survival. All representations, warranties, agreements and covenants contained in or made pursuant to this Agreement (including, without limitation the covenants set forth in Section 9.1 hereof), or any Exhibit or Schedule hereto or thereto or any certificate delivered at the Closing, shall survive (and not be affected by) the Closing, but all claims made by virtue of such representations, warranties, agreements and covenants shall be made under, and subject to the limitations set forth in this Article VII.

      7.2 Stockholder Indemnification Obligation. Each Stockholder jointly and severally hereby indemnifies and holds harmless, and agrees to indemnify and hold harmless, Parent (from and after the Closing), and its directors, officers, shareholders, employees and agents (collectively, the "Parent Indemnified Parties") against (i) any and all liabilities, obligations, losses, damages, claims, actions, Liens and deficiencies which exist, or which may be imposed on, incurred by or asserted against any one or more of the Parent Indemnified Parties, based upon, resulting from or arising out of, or as to which there was, any breach or inaccuracy of any representation or warranty by the Company, or any agreement or covenant made by the Company, in or pursuant to this Agreement, or in any Exhibit or Schedule hereto or thereto, or any certificate or document delivered by the Company, at the Closing (including, without limitation, any breach of the covenants under Section 9.1 hereof, whether caused by the actions or inactions of the Company or Parent following Closing), and (ii) any cost or expense (including reasonable attorneys' fees and court costs) incurred by the Parent Indemnified Parties or any of them in connection with the foregoing (including, without limitation, any cost or expense incurred by the Parent Indemnified Parties in investigating or defending such claims or enforcing their rights pursuant to this Section 7.2) (collectively, the "Damages").

      No Parent Indemnified Party shall be required to make any claim or demand against Company or any other Person prior to the making of any claim or demand for indemnification or at any other time. The rights of the Parent Indemnified Parties under this Section 7.2 are in addition to such other rights and remedies which they may have under this Agreement or otherwise. The amount of any and all Damages suffered by Parent Indemnified Parties under Sections 7.2 shall be recovered by KRM Fund and the other Parent Indemnified Parties who have suffered Damages, the amount of which shall be determined in accordance with Section 7.5 below, and all claims of Parent Indemnified Parties pursuant Sections 7.2 shall be brought by KRM Fund on behalf of such Parent Indemnified Parties.

      Notwithstanding any other provision of this Agreement, except for any claim or demand for indemnification with respect to which the Company had Knowledge (as defined in this Section 7.2), no demand or claim for indemnification under this Section 7.2 may be made after 11:59 p.m. Eastern standard time on the date which is six months following the Closing Date. No demand or claim for indemnification under this Section 7.2 for any claim or demand for indemnification with respect to which the Company had Knowledge may be made after 11:59 p.m. Eastern standard time on the first anniversary of the Closing Date if the Company had Knowledge with respect to such claim.

      For purposes of this Agreement, the term "Knowledge" means in respect of any claim or demand for indemnification, as of the Closing Date or at any time prior thereto, (a) actual knowledge of the breach or inaccuracy upon which such claim is based or (b) actual knowledge of facts which would cause a reasonable person, having knowledge and a full understanding of the terms of this Agreement, to be aware of or recognize the breach or inaccuracy upon which any claim or demand for indemnification is based; provided that such person shall be deemed to have knowledge of such facts which a reasonable person conducting a reasonable due diligence review would ascertain, discover or become aware of.

      7.3 KRM Fund Indemnification Obligation. KRM Fund hereby indemnifies and holds harmless, and agrees to indemnify and hold harmless, Company (from and after the Closing), and its directors, officers, shareholders, employees and agents (collectively, the "Company Indemnified Parties") against (i) any and all liabilities, obligations, losses, damages, claims, actions, Liens and deficiencies which exist, or which may be imposed on, incurred by or asserted against any one or more of the Company Indemnified Parties, based upon, resulting from or arising out of, or as to which there was, any breach or inaccuracy of any representation or warranty by Parent, or any agreement or covenant made by Parent, in or pursuant to this Agreement, or in any Exhibit or Schedule hereto or thereto, or any certificate or document delivered by Parent, at the Closing (excluding any breach of the covenants under Section 9.1 hereof, whether caused by the actions or inactions of the Company or Parent following Closing), and (ii) any cost or expense (including reasonable attorneys' fees and court costs) incurred by the Company Indemnified Parties or any of them in connection with the foregoing (including, without limitation, any cost or expense incurred by the Company Indemnified Parties in investigating or defending such claims or enforcing their rights pursuant to this Section 7.3) (collectively, the "Damages").

      No Company Indemnified Party shall be required to make any claim or demand against Parent or any other Person prior to the making of any claim or demand for indemnification or at any other time. The rights of the Company Indemnified Parties under this Section 7.3 are in addition to such other rights and remedies which they may have under this Agreement or otherwise. The amount of any and all Damages suffered by Company Indemnified Parties under Sections 7.3 shall be recovered by the Stockholders and other Company Indemnified Parties who have suffered Damages, the amount of which shall be determined in accordance with
Section 7.5 below, and all claims of Company Indemnified Parties pursuant Sections 7.3 shall be brought by the Stockholders on behalf of such Company Indemnified Parties.

      Notwithstanding any other provision of this Agreement, except for any claim or demand for indemnification with respect to which the Parent had Knowledge, no demand or claim for indemnification under this Section 7.3 may be made after 11:59 p.m. Eastern standard time on the date which is six months following the Closing Date. No demand or claim for indemnification under this
Section 7.3 for any claim or demand for indemnification with respect to which the Parent had Knowledge may be made after 11:59 p.m. Eastern standard time on the first anniversary of the Closing Date if the Parent had Knowledge with respect to such claim.

      7.4 Procedure for Indemnification Claims.

            (a) The Persons who are claiming indemnification under this Article VII are referred to herein as "Indemnified Parties", and the Persons from whom indemnification is sought pursuant to this Article VIII are referred to herein as "Indemnifying Parties".

            (b) If at any time an Indemnified Party determines to assert a right to indemnification hereunder, the Indemnified Party shall give to the Indemnifying Party written notice describing the matter for which indemnification is sought in reasonable detail. In the event that a demand or claim for indemnification is made hereunder with respect to a matter the amount or extent of which is not yet known or certain, the notice of demand for indemnification shall so state, and, where practicable, shall include an estimate of the amount of the matter. The failure of an Indemnified Party to give notice of any matter to the Indemnifying Party shall not relieve the Indemnifying Party of any liability which the Indemnifying Party may have to any Indemnified Party.

            (c) Within 15 days after receipt of the notice referred to in clause
(b) above, the Indemnifying Party from whom indemnification is sought shall (i) acknowledge in writing his responsibility for all or part of such matter, and shall pay or otherwise satisfy the portion of such matter as to which responsibility is acknowledged or take such other action as is reasonably satisfactory to the Indemnified Party to resolve any such matter that involves anyone not a party hereto or (ii) give written notice to the Indemnified Party of his intention to dispute or contest all or part of such responsibility. Upon delivery of such notice of intention to contest, the parties shall negotiate in good faith to resolve as promptly as possible any dispute as to responsibility for, or the amount of, any such matter. Failure to respond to a notice claiming indemnification shall be deemed a denial of responsibility therefor.

            (d) In the event that the Indemnified Party is required to expend any amount in enforcing its rights of indemnification hereunder, the Indemnifying Parties will, jointly and severally, promptly upon request, pay such amounts to the Indemnified Party.

            (e) Each Indemnifying Party shall have the right to employ separate counsel in any action or claim which is brought against any Indemnified Party in respect of which indemnity may be sought from it, and to participate in the defense of such action or claim, if such Indemnifying Party confirms in writing its responsibility for such action or claim; provided, however, that (i) the Indemnified Party or Parties shall retain control of such action or claim and
(ii) the fees and expenses of such separate counsel shall be at the expense of the Indemnifying Party.

      7.5 Recovery of Damages.

            (a) Parent Indemnified Parties shall not be entitled to indemnification pursuant to Section 7.2, unless and until the aggregate amount of Damages to Parent Indemnified Parties with respect to such matters under
Section 7.2 exceeds $50,000, at which time, subject to a maximum amount of Damages of $350,000 that may be claimed by Parent Indemnified Parties under
Section 7.2, the Parent Indemnified Parties shall be entitled to indemnification for the total amount of such Damages in excess of $50,000.

            (b) Company Indemnified Parties shall not be entitled to indemnification pursuant to Section 7.3, unless and until the aggregate amount of Damages to Company Indemnified Parties with respect to such matters under
Section 7.3 exceeds $50,000, at which time, subject to a maximum amount of Damages of $350,000 that may be claimed by Company Indemnified Parties under
Section 7.3, the Company Indemnified Parties shall be entitled to indemnification for the total amount of such Damages in excess of $50,000.

            (c) Materiality qualifications to the representations and warranties of Company and Parent shall not be taken into account in determining the amount of Damages occasioned by a breach of any such representation and warranty for purposes of determining whether the baskets set forth in Section 7.5 have been met

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

      8.1 Termination. This Agreement may be terminated at any time prior to the
Closing:

            (a) by mutual written agreement of Parent and the Company at any time;

            (b) by either Parent or the Company if the Transaction shall not have been consummated by October 31, 2004 for any reason; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Transaction to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

            (c) by either Parent or the Company if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transaction, which order, decree, ruling or other action is final and nonappealable;

            (d) by Company, upon a material breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become materially untrue, in either case such that the conditions set forth in Article VI would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent prior to the Closing Date, then the Stockholders may not terminate this Agreement under this Section 8.1(d) for thirty (30) days after delivery of written notice from Stockholders to Parent of such breach, provided Parent continues to exercise commercially reasonable efforts to cure such breach (it being understood that Stockholders may not terminate this Agreement pursuant to this Section 8.1(d) if it or Company shall have materially breached this Agreement or if such breach by Parent is cured during such thirty (30)-day period);

            (e) Parent, upon a material breach of any representation, warranty, covenant or agreement on the part of Company set forth in this Agreement, or if any representation or warranty of Company shall have become materially untrue, in either case such that the conditions set forth in Article VI would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Company's or Stockholders' representations and warranties or breach by Company or Stockholders is curable by Company or Stockholders prior to the Closing Date, then Parent may not terminate this Agreement under this Section 8.1(e) for thirty (30) days after delivery of written notice from Parent to Company and Stockholders of such breach, provided Company and Stockholders continues to exercise commercially reasonable efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this Section 8.1(e) if it shall have materially breached this Agreement or if such breach by Company or Stockholders is cured during such thirty (30)-day period).

      8.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 8.1 above will be effective immediately upon (or, if the termination is pursuant to Section 8.1(d) or Section 8.1(e) and the proviso therein is applicable, thirty (30) days after) the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect and the Transaction shall be abandoned, except for and subject to the following: (i) Section 8.2, Section 8.3 and Article X (General Provisions) shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any intentional or willful breach of this Agreement.

      8.3 Fees and Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Transaction is consummated; provided, however, that the Company shall reimburse Parent for its out-of-pocket expenses incurred to complete investigations and background checks pursuant to
Section 5.3 hereof ("Investigation Costs") in an amount not to exceed $10,000, whether or not the Transaction is consummated. The parties further agree that, whether or not the Transaction is consummated, each party shall be responsible for any and costs and expenses incurred by them in connection with the preparation of the Transaction Form 8-K (including the U.S. GAAP Financial Statements and Company Combination Financial Statements contained therein), the 14C Information Statement, and the 14F Information Statement, but Parent shall pay the costs associated with the filing and mailing (if required) of the Transaction 8-K, the 14C Information Statement, and the 14F Information Statement.

      8.4 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

      8.5 Extension; Waiver. At any time prior to the Closing, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                   ARTICLE IX

                             POST-CLOSING COVENANTS

      9.1 Post-Closing Covenants. Each of Stockholders, Company and Parent acknowledge that the agreements contained in this Section 9.1 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, KRM Fund would not enter into this Agreement. The parties hereto acknowledge and agree that the failure by Parent and/or the Company to satisfy, perform and comply with the covenants set forth in this Section 9.1 ("Post-Closing Covenants") following the Closing will have a material adverse effect on the investment of KRM Fund in Parent. During the period beginning upon the Closing and ending on the first anniversary of the Closing, Parent agrees to satisfy, perform and comply with, and Company agrees to cause the Parent to satisfy, perform, and comply with, the following agreements and covenants:

            (a) Without the consent of KRM Fund, Parent shall not issue any of its securities to any officers, directors, 10% or more shareholders, consultants, service providers or other parties, except for (i) any issuance pursuant to any of Parent's options, warrants and convertible securities issued and outstanding as of Closing, (ii) any grant of options or stock awards to employees pursuant to a stock plan duly adopted by the Parent's board of directors and shareholders, (iii) any issuance under the Selling Agreement and Financial Advisory Agreement or under the Private Placement (including the warrants included therein), (iv) any public offerings or private placements of Parent's securities approved by Parent's board of directors, and (v) any issuance of securities for any arm's-length, third party business transactions involving business combinations, fixed asset purchases, joint ventures or strategic alliances which have been approved by Parent's board of directors.

            (b) Parent's certified public accountants shall at all times be registered with PCAOB. In the event the Parent's certified public accountants resign or are terminated for any reason, Parent shall promptly engage a new certified public accountant registered with PCAOB.

            (c) Audit and compensation committee charters are duly adopted by the Parent's board of directors, regular meetings for the audit and compensation committee meetings are scheduled, with notice to all directors, and such committee meetings are properly held as scheduled.

            (d) Proper disclosure, insider trading and code of ethics policies are adopted by the Parent's board and complied with by Parent and its management.

            (e) Parent files within the statutory time limits any required filings or notifications with the SEC, NASDAQ and any other federal, state or regulatory agency including any agency or organization with jurisdiction over any exchange on which the Parent's securities are listed or traded.

            (f) The use of proceeds from any financing undertaken simultaneous with or after the Closing shall be approved by the Parent's board of directors.

            (g) Parent shall file all tax returns of any kind in a timely manner, and Parent shall pay, when due, all tax obligations of any kind or nature.

            (h) Parent shall pay, when due, all transfer agent fees, listing fees and any other fees the non-payment of which may adversely effect compliance with applicable laws and regulations (including securities laws and regulations) or the listing or quotation of its common stock.

            (i) Within thirty (30) days following the Closing, Parent shall engage an investor relations firm and an independent research firm, acceptable to the Parent's board of directors and KRM Fund.

            (j) Respond in a timely manner, and to the satisfaction of the SEC, to any review or inquiry by the SEC to the Transaction Form 8-K and the Company Combination Financial Statements contained therein.

      9.2 Other Provisions. Notwithstanding anything contained herein to the contrary, the provisions of this Article IX shall survive (and not be affected in any respect by) the Closing.

                                   ARTICLE X

                               GENERAL PROVISIONS

      10.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

(a) if to Parent, to:

                  Chiste Corporation
                  Attn:  Kevin R. Keating, President
                  936A Beachland Boulevard, Suite 13
                  Vero Beach, FL USA 32963
                  (772) 231-7544 telephone
                  (772) 231-5947 telecopy

(b) if to Company or Stockholders, to:

                  Mr. Joel P. Gayner, CEO
                  4560 East 50th Street
                  Vernon, CA 90058
                  323-586-1036 telephone
                  323-620-1480 telecopy

                  with a copy to:

                  David Miller, Esq.
                  Graubard Miller
                  600 Third Avenue
                  New York, New York 10016
                  212-818-8661      telephone
                  212-818-8881 telecopy

(c) if to KRM Fund, to:

                  Mr. Timothy J. Keating, Manager
                  Keating Reverse Merger Fund, LLC
                  5251 DTC Parkway, Suite 1090
                  Greenwood Village, Colorado USA 80111-2739
                  (720) 889-0131 telephone
                  (720) 889-0135 telecopy

      10.2 Interpretation.

            (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect Subsidiaries of such entity. Reference to the Subsidiaries of an entity shall be deemed to include all direct and indirect Subsidiaries of such entity.

            (b) For purposes of this Agreement, the term "Material Adverse Effect" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other changes, events, violations, inaccuracies, circumstances or effects, that is materially adverse to the business, assets (including intangible assets), revenues, financial condition or results of operations of such entity (it being understood that neither of the following alone or in combination shall be deemed, in and of itself, to constitute a Material Adverse Effect: (a) changes attributable to the public announcement or pendency of the transactions contemplated hereby, (b) changes in general national or regional economic conditions, (c) changes affecting the industry generally in which Company or Parent operates), or (d) any SEC rulemaking requiring enhanced disclosure of reverse merger transactions with a public shell.

            (c) For purposes of this Agreement, the term "Legal Requirements" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (as defined in Section 2.5(b)), and all requirements set forth in applicable Contracts (as defined in Section 2.21(a)).

            (d) For purposes of this Agreement, the term "Subsidiary" shall mean any Person in which the Company or Parent or any subsidiary thereof directly or indirectly, owns beneficially securities or interests representing 50% or more of (x) the aggregate equity or profit interests, or (y) the combined voting power of voting interests ordinarily entitled to vote for management or otherwise.

            (e) For purposes of this Agreement, the term "Person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

            (f) For purposes of this Agreement, all monetary amounts set forth herein are referenced in United States dollars, unless otherwise noted.

      10.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

      10.4 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Schedules hereto (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the letter of intent between Parent and Company dated July 1, 2004 is hereby terminated in its entirety and shall be of no further force and effect; and (b) are not intended to confer upon any other person any rights or remedies hereunder (except as specifically provided in this Agreement). To the extent that this Agreement is executed in both the English language and one or more other languages, the English version of this Agreement shall be controlling notwithstanding anything that may be contained in the non-English versions of this Agreement.

      10.5 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

      10.6 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

      10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, USA, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

      10.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

      10.9 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the first sentence of this Section 10.9, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      10.10 Arbitration. Any disputes or claims arising under or in connection with this Agreement or the transactions contemplated hereunder shall be resolved by binding arbitration. Notice of a demand to arbitrate a dispute by either party shall be given in writing to the other at their last known address. Arbitration shall be commenced by the filing by a party of an arbitration demand with the American Arbitration Association ("AAA") in its office in Denver, Colorado USA. The arbitration and resolution of the dispute shall be resolved by a single arbitrator appointed by the AAA pursuant to AAA rules. The arbitration shall in all respects be governed and conducted by applicable AAA rules, and any award and/or decision shall be conclusive and binding on the parties. The arbitration shall be conducted in Denver, Colorado. The arbitrator shall supply a written opinion supporting any award, and judgment may be entered on the award in any court of competent jurisdiction. Each party shall pay its own fees and expenses for the arbitration, except that any costs and charges imposed by the AAA and any fees of the arbitrator for his services shall be assessed against the losing party by the arbitrator. In the event that preliminary or permanent injunctive relief is necessary or desirable in order to prevent a party from acting contrary to this Agreement or to prevent irreparable harm prior to a confirmation of an arbitration award, then either party is authorized and entitled to commence a lawsuit solely to obtain equitable relief against the other pending the completion of the arbitration in a court having jurisdiction over the parties. All rights and remedies of the parties shall be cumulative and in addition to any other rights and remedies obtainable from arbitration.

         [The remainder of this page has been intentionally left blank.]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

                                         CHISTE CORPORATION


                                         By: /s/ Kevin R. Keating
                                            ------------------------------------
                                               Kevin R. Keating, President

                                         ICON ACQUISITION, INC.


                                         By: /s/ Kevin R. Keating
                                            ------------------------------------
                                                  Kevin R. Keating, President

                                         KEATING REVERSE MERGER FUND, LLC


                                         By: /s/ Timothy J. Keating
                                            ------------------------------------
                                                 Timothy J. Keating, Manager

                                         ICON TEXTILE LASER SYSTEMS, INC.


                                         By: /s/ Joel P. Gayner
                                             -----------------------------------
                                         Joel P. Gayner, CEO and President

                                         STOCKHOLDERS:


                                         /s/ Joel P. Gayner
                                         ---------------------------------------
                                         Joel P. Gayner, Individually


                                         /s/ George P. Latos
                                         ---------------------------------------
                                         George P. Latos, Individually


                                         /s/ Wayne K. Shaffer
                                         ---------------------------------------
                                         Wayne K. Shaffer, Individually


                                         /s/ Michael V. Seppala
                                         ---------------------------------------
                                         Michael V. Seppala, Individually

                         Index of Exhibits and Schedules

Exhibits

Exhibit A - Voting Agreement

Exhibit B - Financial Advisory Agreement

Exhibit C - Articles of Amendment

Schedules

Company Disclosure Schedules

Parent Disclosure Schedules